NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Fourth Quarter
and Full Year 2019 Results
Fourth quarter highlights:

•	Consolidated net sales of $2.1 billion, up 4.4% versus prior year

–	Organic sales growth of 3.9%

•	Earnings per diluted share of $1.26

–	$1.32 adjusted for merger-related transaction costs

•	Operating cash flow of $108 million; free cash flow of $94 million, or 178% of net income

•	Leverage of 2.8x, down 0.2x sequentially

•	Announced merger agreement with Anixter; expected to close Q2 or Q3 of 2020
Full year results:

•	Record consolidated net sales of $8.4 billion, up 2.2% versus prior year

–	Organic sales growth of 2.6%

•	Earnings per diluted share of $5.14, up 7% versus prior year

–	$5.20 adjusted for merger-related transaction costs, up 8% versus prior year

•	Operating cash flow of $224 million; free cash flow of $180 million, or 81% of net income

•	Repurchased $150 million of shares
PITTSBURGH, January 30, 2020 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistics services, announces its results for the fourth quarter and full year 2019.
Mr. John J. Engel, WESCO's Chairman, President and CEO, commented, “We achieved record fourth quarter and full year sales results against end market conditions that were more challenging than expected. Notably, all of our end markets and geographies grew on a year-over-year basis for the third consecutive year. Gross margin was down versus prior year driven by business mix and the impact of supplier price increases, which we continue to work into the market. Operating margin was within our expected range, after adjusting for Anixter merger-related transaction costs, and was driven by effective cost management. EPS grew 8% to a record $5.20 in 2019, after adjusting for the Anixter-related costs. Free cash flow generation was also strong in the quarter and financial leverage ended the year at 2.8 times net debt to EBITDA after completing $150 million of share repurchases in 2019.”
Mr. Engel continued, "As announced earlier this month, the transformational combination of WESCO and Anixter will create a premier electrical and data communications distribution and supply chain services company. As a result, we expect 2020 to be a watershed year for WESCO and we look forward to the substantial value creation for our stockholders, customers, suppliers, and people. We continue to expect to close this transaction in the second or third quarter of 2020 after receiving approvals from Anixter stockholders and certain regulatory authorities.”
Mr. Engel added, “Our end market outlook for 2020 provided last quarter remains unchanged. We expect to outperform the market by leveraging our full range of WESCO services and supply chain solutions, by making investments in our people and digital capabilities, and by maintaining our cash and cost management discipline. As a result, we continue to expect sales growth in the range of zero to 4% this year, and provide our full year 2020 outlook for operating margin of 4.1% to 4.4%, EPS of $5.10 to $5.70 per diluted share, and free cash flow generation of at least 90% of net income excluding any impacts of the announced merger with Anixter."

The following are results for the three months ended December 31, 2019 compared to the three months ended December 31, 2018:

•
Net sales were $2.1 billion for the fourth quarter of 2019, up 4.4% compared to the fourth quarter of 2018. Organic sales for the fourth quarter of 2019 grew by 3.9% as foreign exchange rates negatively impacted net sales by 0.3%, and acquisitions positively impacted net sales by 0.8%.

•
Cost of goods sold for the fourth quarter of 2019 was $1.7 billion and gross profit was $389.8 million, compared to cost of goods sold and gross profit of $1.6 billion and $390.3 million, respectively, for the fourth quarter of 2018. As a percentage of net sales, gross profit was 18.6% and 19.4% for the fourth quarter of 2019 and 2018, respectively. Sequentially, gross profit as a percentage of net sales was flat. Gross profit as a percentage of net sales for the fourth quarter of 2019 was negatively impacted by a challenging pricing environment, as well as business mix.

•
Selling, general and administrative ("SG&A") expenses were $289.9 million, or 13.8% of net sales, for the fourth quarter of 2019, compared to $284.2 million, or 14.1% of net sales, for the fourth quarter of 2018. SG&A expenses for the fourth quarter of 2019 include $3.1 million of transaction costs related to WESCO's merger with Anixter International, as announced on January 10, 2020.

•
Operating profit was $83.8 million for the fourth quarter of 2019, compared to $90.5 million for the fourth quarter of 2018. Operating profit as a percentage of net sales was 4.0% for the current quarter, compared to 4.5% for the fourth quarter of the prior year. Adjusted for merger-related transaction costs of $3.1 million, operating profit was $86.9 million for the fourth quarter of 2019, or 4.1% of net sales.

•	Net interest and other for the fourth quarter of 2019 was $16.2 million, compared to $16.8 million for the fourth quarter of 2018.

•
The effective tax rate for the fourth quarter of 2019 was 22.0%, compared to 21.2% for the fourth quarter of 2018. The higher effective tax rate in the current quarter is primarily due to the full application of the international provisions of U.S. tax reform.

•	Net income attributable to WESCO International, Inc. was $53.1 million for the fourth quarter of 2019, compared to $58.1 million for the fourth quarter of 2018.

•
Earnings per diluted share for the fourth quarter of 2019 and 2018 was $1.26, based on 42.2 million and 46.2 million diluted shares, respectively. Adjusted earnings per diluted share for the fourth quarter of 2019 was $1.32.

•
Operating cash flow for the fourth quarter of 2019 was $107.7 million, compared to $122.3 million for the fourth quarter of 2018. Free cash flow for the fourth quarter of 2019 was $94.0 million, or 178% of net income, compared to $109.8 million, or 189% of net income, for the fourth quarter of 2018.

The following are results for the year ended December 31, 2019 compared to the year ended December 31, 2018:

•
Net sales were $8.4 billion for 2019, compared to $8.2 billion for 2018, an increase of 2.2%. Organic sales for 2019 grew by 2.6% as foreign exchange rates and the number of workdays negatively impacted net sales by 0.8% and 0.4%, respectively, and were partially offset by the positive 0.8% impact from acquisitions.

•
Cost of goods sold for 2019 was $6.8 billion, compared to $6.6 billion for 2018. Gross profit was $1.6 billion for 2019 and 2018. As a percentage of net sales, gross profit was 18.9% and 19.2% for 2019 and 2018, respectively. Gross profit as a percentage of net sales for 2019 was negatively impacted by a challenging pricing environment, as well as business mix.

•	SG&A expenses were $1.2 billion for 2019 and 2018. SG&A expenses were 14.0% and 14.1% of net sales for 2019 and 2018, respectively.

•
Operating profit was $346.2 million for 2019, or 4.1% of net sales, compared to $352.5 million for 2018, or 4.3% of net sales. Adjusted for merger-related transaction costs of $3.1 million, operating profit was $349.3 million for 2019, or 4.2% of net sales.

•
Net interest and other for 2019 was $64.2 million, compared to $71.4 million for 2018. The resolution of transfer pricing matters associated with the Canadian taxing authority resulted in non-cash interest income of $3.7 million for the year ended December 31, 2019. For the year ended December 31, 2018, net interest and other includes a foreign exchange loss of $3.0 million from the remeasurement of a financial instrument, as well as accelerated amortization of debt discount and debt issuance costs totaling $0.8 million due to early repayments of our then outstanding term loan facility.

•
The effective tax rate for 2019 was 21.2%, compared to 19.8% for 2018. The higher effective tax rate in the current year is primarily due to the full application of the international provisions of U.S. tax reform.

•	Net income attributable to WESCO International, Inc. was $223.4 million and $227.3 million for 2019 and 2018, respectively.

•
Earnings per diluted share for 2019 was $5.14, based on 43.5 million diluted shares, compared to $4.82 for 2018, based on 47.2 million diluted shares. Adjusted earnings per diluted share for 2019 was $5.20.

•
Operating cash flow for 2019 was $224.4 million, compared to $296.7 million for 2018. Free cash flow for 2019 was $180.3 million, or 81% of net income, compared to $260.5 million, or 116% of net income, for 2018. The Company repurchased $150.0 million of shares during 2019.

Webcast and Teleconference Access

WESCO will conduct a webcast and teleconference to discuss the fourth quarter and full year 2019 earnings as described in this News Release on Thursday, January 30, 2020, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at www.wesco.investorroom.com. The call will be archived on this internet site for seven days.
WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2019 annual sales were approximately $8.4 billion. The company employs approximately 9,500 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.
Forward-Looking Statements
All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between WESCO International, Inc. ("WESCO") and Anixter International Inc. ("Anixter"), expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address WESCO’s expected future business and financial performance and other statements identified by words such as anticipate, plan, believe, estimate, intend, expect, project, will and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO's management as well as assumptions made by, and information currently available to, WESCO's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO's and WESCO’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as the Company's other reports filed with the U.S. Securities and Exchange Commission ("SEC").
These risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between WESCO and Anixter that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Anixter may not adopt the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO or Anixter to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond WESCO’s control.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the potential transaction, WESCO expects to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus of WESCO that also constitutes a preliminary proxy statement of Anixter. After the registration statement is declared effective Anixter will mail a definitive proxy statement/prospectus to stockholders of Anixter. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that WESCO or Anixter may file with the SEC and send to Anixter’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents filed with the SEC by WESCO or Anixter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by WESCO will be available free of charge on WESCO’s website at http://wesco.investorroom.com/sec-filings and copies of the documents filed with the SEC by Anixter will be available free of charge on Anixter’s website at http://investors.anixter.com/financials/sec-filings.
Participants in the Solicitation
WESCO and Anixter and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies from Anixter shareholders with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of WESCO is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Information about the directors and executive officers of Anixter is set forth in its Annual Report on Form 10-K for the year ended December 28, 2018, which was filed with the SEC on February 21, 2019, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact Information:
Will Ruthrauff
Director, Investor Relations and Corporate Communications
(412) 454-4220
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2019		December 31, 2018
Net sales	$2,099,452		$2,011,447
Cost of goods sold (excluding	1,709,658	81.4%	1,621,117	80.6%
depreciation and amortization)
Selling, general and administrative expenses	289,914	13.8%	284,155	14.1%
Depreciation and amortization	16,072		15,675
Income from operations	83,808	4.0%	90,500	4.5%
Net interest and other	16,221		16,840
Income before income taxes	67,587	3.2%	73,660	3.7%
Provision for income taxes	14,893		15,592
Net income	52,694	2.5%	58,068	2.9%
Net loss attributable to noncontrolling interests	(404)		(67)
Net income attributable to WESCO International, Inc.	$53,098	2.5%	$58,135	2.9%

Earnings per diluted common share	$1.26		$1.26
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
common share (in thousands)	42,210		46,179

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31, 2019		December 31, 2018
Net sales	$8,358,917		$8,176,601
Cost of goods sold (excluding	6,777,456	81.1%	6,609,220	80.8%
depreciation and amortization)
Selling, general and administrative expenses	1,173,137	14.0%	1,151,944	14.1%
Depreciation and amortization	62,107		62,997
Income from operations	346,217	4.1%	352,440	4.3%
Net interest and other	64,156		71,415
Income before income taxes	282,061	3.4%	281,025	3.4%
Provision for income taxes	59,863		55,670
Net income	222,198	2.7%	225,355	2.8%
Net loss attributable to noncontrolling interests	(1,228)		(1,988)
Net income attributable to WESCO International, Inc.	$223,426	2.7%	$227,343	2.8%

Earnings per diluted common share	$5.14		$4.82
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
common share (in thousands)	43,487		47,199

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$150,902	$96,343
Trade accounts receivable, net	1,187,359	1,166,607
Inventories	1,011,674	948,726
Other current assets	190,476	173,964
Total current assets	2,540,411	2,385,640

Other assets (1)	2,477,224	2,219,396
Total assets	$5,017,635	$4,605,036

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$830,478	$794,348
Short-term borrowings and current debt	26,685	56,214
Other current liabilities (1)	226,896	211,384
Total current liabilities	1,084,059	1,061,946

Long-term debt, net	1,257,067	1,167,311
Other noncurrent liabilities (1)	417,838	246,053
Total liabilities	2,758,964	2,475,310

Stockholders' Equity
Total stockholders' equity	2,258,671	2,129,726
Total liabilities and stockholders' equity	$5,017,635	$4,605,036

(1)
Effective January 1, 2019, the Company adopted Accounting Standards Update 2016-02, Leases, and all the related amendments (“Topic 842”) using the effective date method. The adoption of Topic 842 resulted in the recognition of right-of-use assets and lease liabilities in the balance sheet. As of December 31, 2019, other assets includes $235.8 million of operating lease assets, and other current liabilities and other noncurrent liabilities include $62.0 million and $179.8 million, respectively, of operating lease liabilities.

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018
Operating Activities:
Net income	$222,198	$225,355
Add back (deduct):
Depreciation and amortization	62,107	62,997
Deferred income taxes	13,205	9,137
Change in trade receivables, net	11,453	(22,934)
Change in inventories	(47,297)	(8,702)
Change in accounts payable	23,506	9,193
Other	(60,805)	21,675
Net cash provided by operating activities	224,367	296,721

Investing Activities:
Capital expenditures	(44,067)	(36,210)
Other	(16,733)	2,068
Net cash used in investing activities	(60,800)	(34,142)

Financing Activities:
Debt borrowings (repayments), net	57,187	(128,068)
Equity activity, net	(153,049)	(127,169)
Other	(13,904)	(19,857)
Net cash used in financing activities	(109,766)	(275,094)

Effect of exchange rate changes on cash and cash equivalents	758	(9,095)

Net change in cash and cash equivalents	54,559	(21,610)
Cash and cash equivalents at the beginning of the period	96,343	117,953
Cash and cash equivalents at the end of the period	$150,902	$96,343

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, financial leverage, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA free cash flow, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of sales performance, and the use of debt and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except organic sales data)
(Unaudited)

	Three Months Ended	Twelve Months Ended
Organic Sales Growth:	December 31, 2019	December 31, 2019

Change in net sales	4.4%	2.2%
Impact from acquisitions	0.8%	0.8%
Impact from foreign exchange rates	(0.3)%	(0.8)%
Impact from number of workdays	—%	(0.4)%
Organic sales growth	3.9%	2.6%
Note: Organic sales growth is a measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions in the first year of ownership, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Twelve Months Ended
Gross Profit:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net sales	$2,099,452	$2,011,447	$8,358,917	$8,176,601
Cost of goods sold (excluding depreciation and amortization)	1,709,658	1,621,117	6,777,456	6,609,220
Gross profit	$389,794	$390,330	$1,581,461	$1,567,381
Gross margin	18.6%	19.4%	18.9%	19.2%

Three Months Ended
Gross Profit:	September 30, 2019

Net sales	$2,148,110
Cost of goods sold (excluding depreciation and amortization)	1,747,913
Gross profit	$400,197
Gross margin	18.6%
Note: Gross profit is a financial measure commonly used within the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	December 31, 2019	December 31, 2018

Income from operations	$346,217	$352,440
Depreciation and amortization	62,107	62,997
EBITDA	$408,324	$415,437

	December 31, 2019	December 31, 2018
Short-term borrowings and current debt	$26,685	$56,214
Long-term debt	1,257,067	1,167,311
Debt discount and debt issuance costs (1)	8,876	9,731
Total debt	1,292,628	1,233,256
Less: cash and cash equivalents	150,902	96,343
Total debt, net of cash	$1,141,726	$1,136,913

Financial leverage ratio	2.8	2.7

(1)	Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs.
Note: Financial leverage measures the use of debt. Financial leverage ratio is calculated by dividing total debt, including debt discount and debt issuance costs, net of cash, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Twelve Months Ended
Free Cash Flow:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Cash flow provided by operations	$107,703	$122,261	$224,367	$296,721
Less: capital expenditures	(13,744)	(12,461)	(44,067)	(36,210)
Free cash flow	$93,959	$109,800	$180,300	$260,511
Percentage of net income	178%	189%	81%	116%
Note: Free cash flow is a measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
Adjusted Income from Operations / Adjusted EBITDA:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Income from operations	$83,808	$90,500	$346,217	$352,440
Merger-related transaction costs	3,130	—	3,130	—
Adjusted income from operations	$86,938	$90,500	$349,347	$352,440
Depreciation and amortization	16,072	15,675	62,107	62,997
Adjusted EBITDA	$103,010	$106,175	$411,454	$415,437

	Three Months Ended		Twelve Months Ended
Adjusted Provision for Income Taxes:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Provision for income taxes	$14,893	$15,592	$59,863	$55,670
Income tax effect of merger-related transaction costs	664	—	664	—
Adjusted provision for income taxes	$15,557	$15,592	$60,527	$55,670

	Three Months Ended		Twelve Months Ended
Adjusted Earnings Per Diluted Share:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Adjusted income from operations	$86,938	$90,500	$349,347	$352,440
Net interest and other	16,221	16,840	64,156	71,415
Adjusted income before income taxes	70,717	73,660	285,191	281,025
Adjusted provision for income taxes	15,557	15,592	60,527	55,670
Adjusted net income	55,160	58,068	224,664	225,355
Net loss attributable to noncontrolling interests	(404)	(67)	(1,228)	(1,988)
Adjusted net income attributable to WESCO International, Inc.	$55,564	$58,135	$225,892	$227,343

Diluted shares	42,210	46,179	43,487	47,199
Adjusted earnings per diluted share	$1.32	$1.26	$5.20	$4.82